1

WSFS FINANCIAL CORPORATION
        838 Market Street, Wilmington, DE 19899


For Release:       October 21, 2003                     Contact:  Mark A. Turner
                                                                  (302) 571-7160



                       WSFS ANNOUNCES 3Q `03 EPS of $0.66

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $5.3 million, or $0.66 per diluted share. This compares to net income of $9.5 million, or $1.00 per diluted share, for the third quarter of 2002. However, earnings for the third quarter of 2002 included approximately $4.5 million, or $0.47 per diluted share, from discontinued operations and business segments that were later sold. As a result, income from continuing operations in the third quarter of 2002 was $5.0 million, or $0.53 per diluted share.

         Highlights for the third quarter include: (i) net growth in loans of $60.4 million, or 5% over June 30, 2003 and $255.8 million, or 26% over September 30, 2002, primarily concentrated in commercial loans; (ii) continued improvement in asset quality with the ratio of nonperforming assets (NPA) to total assets of only 33 basis points at September 30, 2003 compared to 41 basis points at June 30, 2003 and 45 basis points at September 30, 2002, and (iii) growth in core deposits (non-CD) of $17.8 million, or 3% over June 30, 2003 and $78.5 million, or 14% over September 30, 2002.

         The following is a brief discussion of the third quarter 2003 results from continuing operations.

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

                                                                              2

Net Interest Income

         Net interest income for the third quarter of 2003 was $13.4 million. This compares to $14.1 million for the same quarter in 2002; however, the third quarter of 2002 included $2.0 million in interest income from reverse mortgages. Substantially all of WSFS' reverse mortgages were sold in the fourth quarter of 2002 at a significant gain. Net interest income was $14.6 million for the second quarter of 2003. The net interest margin percentage of 2.96% for the third quarter of 2003 declined from 3.34% for the second quarter of 2003. For the third quarter, the net interest margin was negatively impacted by the yield on the Bank's mortgage-backed securities ("MBS") portfolio. The yield on the MBS portfolio was 2.11% in the third quarter of 2003 versus 3.06% in the second quarter of 2003. The decline in the yield on MBS alone resulted in a $1.2 million reduction in pretax income from the second quarter. This decline in the MBS yield was caused by the faster than expected amortization of premiums on MBS as result of the significant amount of prepayments received during the quarter. Large prepayments resulted from the declining rate environment in 2003. Mortgage rates have recently risen from their historic lows. As a result, management estimates that prepayments will slow and the Bank should experience a reduction in the amortization of those premiums and a corresponding increase in the yield on MBS. Absent further significant declines in interest rates, management expects the yield on MBS in the fourth quarter to be between 2.50% and 2.90%.

         During the third quarter 2003, total MBS decreased $14.1 million to $517.5 million at September 30, 2003. At September 30, 2003, the Corporation's total MBS portfolio was 100% agency or AAA-rated and had a duration of approximately 2.9 years, compared to 2.5 years at June 30, 2003.

Loans and Asset Quality

         Net loans grew $60.4 million, or 5%, during the third quarter of 2003 to $1.3 billion at September 30, 2003. Net loans grew 26% over this time last year. Loan volume reflects the continued strong growth in commercial and commercial real estate (CRE) loans of $55.5 million, an increase of 10% from balances at June 30, 2003. The increase is primarily the result of gaining local market share due to the addition of several

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
                                                                              3


seasoned relationship managers over the past few years who have built their careers in the local marketplace. The table below summarizes the current loan composition and recent changes in composition.



                                         At                          At
   (Dollars in  thousands)     September 30, 2003               June 30, 2003        Quarterly Changes
   -----------  ----------     ------------------               -------------        -----------------

                                  Amount      %             Amount        %         Amount          %
                                  ------    -----          --------     -----       -------       ----
Commercial and CRE            $   632,213     50%       $   576,745       48%      $ 55,468        10%
Residential                       459,966     37            454,019       38          5,947         1
Consumer                          188,245     15            189,395       16        ( 1,150)       (1)
Allowance for loan losses         (22,293)    (2)           (22,459)      (2)           166         1
                              -----------   ----        -----------     ----       --------       ---
Net Loans                     $ 1,258,131    100%       $ 1,197,700      100%      $ 60,431         5%
                              ===========               ===========                ========


         Non-performing assets (NPAs) totaled $6.9 million at September 30, 2003, a significant improvement from the $8.3 million at June 30, 2003 and the $8.9 million at September 30, 2002. NPAs as a percentage of total assets also decreased and were 0.33% at September 30, 2003 compared to 0.41% at June 30, 2003 and 0.45% at September 30, 2002. Annualized net charge-offs in the third quarter 2003 were 0.22% of average loans compared to 0.07% for the last quarter and 0.09% for the same quarter in 2002. The allowance for loan losses was 1.74% of total loans at September 30, 2003, with a coverage ratio (ratio of allowance to non-accruing loans) of 383%.

Deposits
         Core deposit relationships (demand deposits, money market and savings accounts) increased $17.8 million, or 3% during the quarter and 14% over this time last year; however, retail time deposits decreased $8.2 million during the quarter. As a result, total retail deposits increased $9.6 million, or 1%, during the third quarter to $890.9 million at September 30, 2003. These changes reflect management's continuing strategy to allow more price-sensitive deposits to run-off in favor of both attracting core deposits and utilizing less costly wholesale funding. The following table summarizes the current retail deposit composition and recent changes in composition.


                                            At                        At
      (Dollars in thousands)        September 30, 2003          June 30, 2003       Quarterly Change
                                    ------------------          -------------       ----------------

                                      Amount        %            Amount     %          Amount     %
                                      ------      ----           ------   ----         ------   ----
Non-interest demand                 $ 202,647      23%        $  202,021    23%     $      626    0%
Savings                               326,829      37            315,895    36          10,934    3
Money market and int. demand          116,626      13            110,420    12           6,206    6
Retail time                           244,777      27            252,982    29          (8,205)  (3)
                                   ----------    ----         ----------  ----       ---------
  Total retail deposits            $  890,879     100%        $  881,318   100%      $   9,561    1%
                                   ==========                 ==========             =========


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
                                                                             4


  Noninterest Income

         During the third quarter 2003, the Corporation recorded noninterest income of $6.5 million, which was $589,000, or 10% greater than the comparable quarter in 2002. The increase was primarily driven by higher ATM fee income and service charges on core deposit accounts during the quarter primarily as a result of underlying growth in volumes.

  Noninterest Expenses

         Noninterest expenses for the three months ended September 30, 2003 totaled $11.5 million, an $875,000, or 7%, decrease from the same quarter last year. Professional fees, data processing costs, equipment expenses and other operating expenses decreased primarily as a result of the successful completion of the organization's reengineering effort (TOPS) in the first quarter of 2003. Management expects a modest increase in expenses in future quarters as the Company opens new branches in Delaware. The Company expects to add three to four branches by the end of 2004.

Capital Management

         The Corporation has continued to repurchase WSFS's common stock as one use of the capital generated by the previously reported sales of business segments. During the third quarter of 2003, the Corporation repurchased 349,000, or almost 5% of its shares of common stock at an average price of $43.70 per share. During the first nine months of 2003 the Corporation has repurchased 1,450,000 or 17% of its shares at an average price of $35.82 per share. During the last twelve months the Corporation has repurchased 1,867,000, or 21% of its shares at an average price of $35.24 per share. The Corporation has 579,000 shares, or almost 8% of outstanding shares remaining under the current authorization. The Corporation currently has 7.5 million shares outstanding.

         The ratio of equity to assets was a strong 8.98% and book value per share was $25.34 at September 30, 2003.


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

         Marvin N. Schoenhals, Chairman and President of WSFS said, "Despite a challenging refinance environment which significantly impacted our yield on MBS, we are encouraged by our results for the third quarter. We expect that the yield on MBS is a transitional issue and look forward to higher yields in the coming quarters. Most importantly, our strategic focus on business banking continued to show strong results, with commercial loans growing $55 million, or 10%, in the quarter and $172 million, or 38%, over September of last year, primarily as a result of gains in local market share."

         WSFS Financial Corporation is a $2.1 billion financial services company. At September 30, 2003, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 22 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation, WSFS Reit, Inc. and WSFS Investment Group, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.


                                      * * *

         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #





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




WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                        Three months ended           Nine months ended
                                                                           September 30                September 30,
                                                                  --------------------------     ---------------------------
                                                                     2003           2002            2003           2002
                                                                  -----------    -----------     ------------   ------------
Interest income:
Interest and fees on loans                                        $   17,922     $   17,930       $   53,699     $   54,362
Interest on mortgage-backed securities                                 2,759          1,985           10,306          5,801
Interest and dividends on investment securities                          283            193              739            650
Interest on investments in reverse mortgages                               1          1,995              (26)        13,092
Other interest income                                                    212            200              836            747
                                                                  -----------    -----------     ------------   ------------
                                                                      21,177         22,303           65,554         74,652
                                                                  -----------    -----------     ------------   ------------
Interest expense:
Interest on deposits                                                   1,882          2,918            6,473          9,062
Interest on Federal Home Loan Bank advances                            5,167          4,545           14,593         13,676
Interest on federal funds purchased and securities sold
    under agreements to repurchase                                       175            178              540            510
Interest on trust preferred borrowings                                   489            568            1,478          2,054
Interest on other borrowed funds                                          65             30              253             79
                                                                  -----------    -----------     ------------   ------------
                                                                       7,778          8,239           23,337         25,381
                                                                  -----------    -----------     ------------   ------------
Net interest income                                                   13,399         14,064           42,217         49,271
Provision for loan losses                                                525            507            2,025          1,718
                                                                  -----------    -----------     ------------   ------------
Net interest income after provision for loan losses                   12,874         13,557           40,192         47,553
                                                                  -----------    -----------     ------------   ------------
Noninterest income:
Loan servicing fee income                                                796            821            2,225          2,380
Deposit service charges                                                2,392          2,224            6,666          6,435
Credit/debit card and ATM income                                       2,498          2,379            7,200          6,079
Securities gains                                                         148              -              337             23
Gain on sale of loans                                                    217            103            1,378            201
Other income                                                             491            426            1,846          1,587
                                                                  -----------    -----------     ------------   ------------
                                                                       6,542          5,953           19,652         16,705
                                                                  -----------    -----------     ------------   ------------
Noninterest expenses:
Salaries, benefits and other compensation                              6,371          6,076           19,957         18,434
Equipment expense                                                        927          1,062            2,783          3,164
Data processing and operations expense                                   738            914            2,105          2,756
Occupancy expense                                                      1,006            948            2,978          2,815
Marketing expense                                                        433            312            1,254            939
Professional fees                                                        457            957            1,822          2,917
Other operating expenses                                               1,594          2,132            5,956          5,714
                                                                  -----------    -----------     ------------   ------------
                                                                      11,526         12,401           36,855         36,739
                                                                  -----------    -----------     ------------   ------------

Income from continuing operations before taxes and cumulative
  effect of change in accounting principle                             7,890          7,109           22,989         27,519
Income tax provision                                                   2,562          2,093            7,944          9,609
                                                                  -----------    -----------     ------------   ------------
Income from continuing operations before cumulative effect of
  change in accounting principle                                       5,328          5,016           15,045         17,910
Cumulative effect of change in accounting principle, net of taxes          -              -                -            703
                                                                  -----------    -----------     ------------   ------------
Income from continuing operations                                      5,328          5,016           15,045         18,613
Loss on wind-down of discontinued operations, net of taxes                 -           (563)               -           (563)
Income on discontinued operations of businesses held-for-sale,
  net of taxes                                                             -          4,292                -          8,042
Gain on sale of businesses held-for-sale, net of taxes                     -            737           41,389            737
                                                                  -----------    -----------     ------------   ------------
Net income                                                        $    5,328     $    9,482       $   56,434     $   26,829
                                                                  ===========    ===========     ============   ============
Diluted earnings per share:
Income from continuing operations before cumulative effect
  of change in accounting principle                               $     0.66     $     0.53       $     1.80     $     1.90
Cumulative effect of change in accounting principle                        -              -                -           0.08
                                                                  -----------    -----------     ------------   ------------
Income from continuing operations                                       0.66           0.53             1.80           1.98
Loss on wind-down of discontinued operations                               -          (0.06)               -          (0.06)
Income on discontinued operations of businesses held-for-sale              -           0.45                -           0.85
Gain on sale of businesses held-for-sale                                   -           0.08             4.94           0.08
                                                                  -----------    -----------     ------------   ------------
Net income                                                        $     0.66     $     1.00       $     6.74     $     2.85
                                                                  ===========    ===========     ============   ============

Weighted average shares outstanding for diluted EPS                8,058,255      9,466,084        8,366,850      9,424,415
----------------------------------------------------------------------------------------------------------------------------

Performance Ratios (continuing operations only):

Return on average assets (a)                                            1.06 %         1.44 %           1.07 %         1.80 %
Return on average equity (a)                                           11.17          16.81             9.83          21.99
Net interest margin (a)(b)                                              2.96           4.57             3.31           5.35
Efficiency ratio (c)                                                   56.99          61.08            58.76          54.98
----------------------------------------------------------------------------------------------------------------------------

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                      Sept 30,         June 30,          Sept 30,
                                                        2003             2003              2002
                                                  --------------   --------------    -------------
Summary Statement of Condition:

Assets:
-------
Cash and due from banks                             $   138,282      $   144,982      $   160,470
Investment securities (d)                                73,043           12,738           11,446
Investment in reverse mortgages, net                        138              466           32,977
Investments of Businesses held-for-sale                       -                -          317,591
Other investments                                        52,786           55,443           25,241
Mortgage-backed securities (d)                          517,503          531,640          156,699
Net loans (e)(f)                                      1,258,131        1,197,700        1,002,375
Net loans of businesses held for sale                         -                -           18,390
Loans held for sale (e)                                  13,263            5,391          148,129
Other assets                                             38,855           41,251           42,396
Other assets of businesses held for sale                      -                -            4,017
Loans, operating leases and
 other assets of discontinued operations                 14,042           23,566           61,731
                                                  --------------   --------------    -------------
    Total assets                                    $ 2,106,043      $ 2,013,177      $ 1,981,462
                                                  ==============   ==============    =============

Liabilities and Stockholders' Equity:
-------------------------------------
Noninterest-bearing deposits                        $   202,647      $   202,021      $   171,554
Interest-bearing deposits                               688,232          679,297          672,651
                                                  --------------   --------------    -------------
    Total retail deposits                               890,879          881,318          844,205
Jumbo CD's - Non Retail                                  30,340           21,956           23,920
Brokered CD's                                                 -                -                -
                                                  --------------   --------------    -------------
    Total deposits excluding businesses held-for-sale   921,219          903,274          868,125
Deposits of businesses held-for-sale                          -                -          340,155
                                                  --------------   --------------    -------------
    Total deposits                                      921,219          903,274        1,208,280


Federal Home Loan Bank advances                         768,420          743,408          445,000
Other borrowings                                        207,259          140,398          175,841
Other liabilities                                        20,116           30,122           19,534
Other liabilities of businesses held for sale                 -                -            1,490
                                                  --------------   --------------    -------------

    Total liabilities                                 1,917,014        1,817,202        1,850,145
                                                  --------------   --------------    -------------

Minority Interest                                             -                -            9,113

Stockholders' equity                                    189,029          195,975          122,204
                                                  --------------   --------------    -------------

Total liabilities, minority interest and
  stockholder equity                                $ 2,106,043      $ 2,013,177      $ 1,981,462
                                                  ==============   ==============    =============
-----------------------------------------------------------------------------------------------------
Capital Ratios:

Equity to asset ratio                                      8.98 %           9.73 %           6.17 %
Core capital (g) (required:  4.00%)                       10.81            11.27             8.66
Risk-based capital (g) (required:  8.00%)                 17.95            18.77            14.16

-----------------------------------------------------------------------------------------------------
Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                                   $     5,748      $     7,319      $     7,744
Assets acquired through foreclosure                       1,118              983            1,133
                                                  -------------    --------------    -------------
     Total nonperforming assets                     $     6,866      $     8,302      $     8,877
                                                  ==============   ==============    =============

Past due loans (h)                                          446              374              575

Allowance for loan losses                                22,293           22,459           22,005

Ratio of nonperforming assets to total assets              0.33 %           0.41 %           0.45 %
Ratio of allowance for loan losses to total gross
     loans (i)                                             1.74             1.84             2.11
Ratio of allowance for loan losses to nonaccruing
     loans (j)                                              383              303              281
Ratio of quarterly net (recoveries) charge-offs to
     average gross loans (a)(e)                            0.22             0.07             0.09

-----------------------------------------------------------------------------------------------------

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)


                                                                     Three Months Ended September 30,
                                          ----------------------------------------------------------------------------------------
                                                              2003                                             2002
                                          ---------------------------------------            -------------------------------------
                                             Average                     Yield/                 Average                   Yield/
                                             Balance        Interest    Rate (a)(b)             Balance      Interest    Rate (a)(b)
                                          ---------------  -----------  ---------            -------------- -----------  ---------
Assets:
Interest-earning assets:
Loans: (e) (k)
  Real estate loans (l)                      $   796,869     $ 11,346       5.70 %             $   635,542    $ 10,893       6.86 %
  Commercial loans                               260,972        3,106       5.08                   199,871       3,045       6.52
  Consumer loans                                 187,536        3,330       7.04                   192,670       3,943       8.12
                                          ---------------  -----------                       -------------- -----------
     Total loans                               1,245,377       17,782       5.80                 1,028,083      17,881       7.07
Mortgage-backed securities (d)                   522,902        2,759       2.11                   152,445       1,985       5.21
Loans held-for-sale (e)                            9,416          140       5.95                     2,777          49       7.06
Investment securities (d)                         27,013          283       4.19                    11,417         193       6.76
Investment in reverse mortgages                      306            1       1.31                    35,142       1,995      22.71
Other interest-earning assets                     46,116          212       1.82                    25,629         200       3.10
                                          ---------------  -----------                       -------------- -----------
     Total interest-earning assets             1,851,130       21,177       4.64                 1,255,493      22,303       7.20
                                                           -----------                                      -----------

Allowance for loan losses                        (22,485)                                          (21,439)
Cash and due from banks                          140,233                                           142,104
Loans, operating leases and
  other assets of discontinued operations         18,228                                            70,718
Assets of businesses held-for-sale                     -                                           453,124
Other noninterest-earning assets                  37,728                                            40,106
                                          ---------------                                    --------------
     Total assets                            $ 2,024,834                                       $ 1,940,106
                                          ===============                                    ==============

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest bearing deposits:
   Money market and interest-
      bearing demand                         $   112,220     $     63       0.22               $    91,323    $    112       0.49
   Savings                                       318,515          359       0.45                   305,738         722       0.94
   Retail time deposits                          247,838        1,346       2.15                   259,707       1,966       3.00
   Jumbo certificates of deposit-nonretail        32,662          114       1.38                    18,425         118       2.54
                                          ---------------  -----------                       -------------- -----------
     Total interest-bearing deposits             711,235        1,882       1.05                   675,193       2,918       1.71

FHLB of Pittsburgh advances                      736,057        5,353       2.85                   434,946       5,117       4.60
Trust preferred borrowings                        50,000          489       3.83                    50,000         568       4.45
Other borrowed funds                             112,537          240       0.85                   134,777         887       2.63
Cost of funding discontinued operations                          (186)                                            (572)
Cost of funding businesses held-for-sale                            -                                             (679)
                                          ---------------  -----------                       -------------- -----------
     Total interest-bearing liabilities        1,609,829        7,778       1.93                 1,294,916       8,239       2.55
                                                           -----------                                      -----------

Noninterest-bearing demand deposits              196,155                                           161,071
Liabilities of businesses held-for-sale                -                                           345,158
Other noninterest-bearing liabilities             28,110                                            11,638
Minority interest                                      -                                             7,994
Stockholders' equity                             190,740                                           119,329
                                          ---------------                                    --------------
Total liabilities and stockholders' equity   $ 2,024,834                                       $ 1,940,106
                                          ===============                                    ==============

Excess (deficit) of interest-earning assets
   over interest-bearing liabilities         $   241,301                                       $   (39,423)
                                          ===============                                    ==============

Net interest and dividend income                               13,399                                         $ 14,064
                                                           ===========                                      ===========

Interest rate spread                                                       2.71%                                            4.65%
                                                                        =========                                        =========

Net interest margin                                                        2.96%                                            4.57%
                                                                        =========                                        =========

See "Notes"

 WSFS FINANCIAL CORPORATION
 FINANCIAL HIGHLIGHTS (Continued)
 (Dollars in thousands, except per share data)
 (Unaudited)

                                                          Three months ended              Nine months ended
                                                   ----------------------------   --------------------------------
                                                      Sept 30,        Sept 30,          Sept 30,         Sept 30,
                                                        2003            2002              2003             2002
                                                   ----------------------------   --------------------------------
      Stock Information:

      Market price of common stock:
          High                                        $ 44.66          $ 31.95           $ 44.66          $ 31.95
          Low                                           38.66            20.75             30.96            16.96
          Close                                         42.12            28.00             42.12            28.00
      Book value per share                              25.34            13.45
      Number of shares outstanding (000s)               7,460            9,094
------------------------------------------------------------------------------------------------------------------

      Other Financial Data:

      One-year repricing gap to total assets (m)       (10.28)%           5.02 %
      Number of associates (FTEs) (n)                     436              863
      Number of branch offices                             22               21

------------------------------------------------------------------------------------------------------------------

      Notes:

(a)  Annualized.

(b)  Computed on a fully tax-equivalent basis.

(c) Noninterest expense divided by (tax-equivalent) net interest income and other income.

(d)  Includes securities available-for-sale.

(e)  Net of unearned income.

(f)  Net of allowance for loan losses.

(g) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.

(h) Accruing loans which are contractually past due 90 days or more as to principal or interest.

(i)  Excludes loans held-for-sale.

(j)  Includes general reserves only.

(k)  Nonperforming loans are included in average balance computations.

(l)  Includes commercial mortgage loans.

(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.

(n) Sept 30, 2003 includes the FTEs of WCC (discontinued operations); and Sept 30, 2002 includes the FTE's of WCC (discontinued operations) and WF and C1FN (controlled, but not wholly-owned subsidiaries).


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